Black Diamond Reports Second Quarter 2016 Results

SALT LAKE CITY, Utah – August 1, 2016 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company”), a global leader of innovative active outdoor performance equipment and apparel, under the brand name Black Diamond®, reported financial results for the second quarter ended June 30, 2016.

Reported results are from continuing operations, excluding the results of POC Sweden AB and POC USA, LLC for all periods presented.

Second Quarter 2016 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $29.1 million, down 3% ($30.2 million in constant currency, up slightly).

•	Gross margin of 28.6%, down 640 basis points (down 390 basis points in constant currency).

•	Selling, general and administrative expenses down 18% to $11.6 million.

•	Net loss from continuing operations was $3.2 million or $(0.10) per share, compared to a net loss from continuing operations of $3.8 million or $(0.12) per share.

•	Adjusted net loss before non-cash items was $2.5 million or $(0.08) per share, compared to an adjusted net loss of $2.2 million or $(0.07) per share.

•	Adjusted EBITDA of $(2.3) million compared to $(1.9) million.

•	Repurchased 553,462 shares of the Company’s outstanding common stock for an average price of approximately $4.16 per share.

Second Quarter 2016 Financial Results

Sales in the second quarter of 2016 decreased 3% to $29.1 million compared to $30.1 million in the same year-ago quarter. The decrease was primarily driven by the weakening of foreign currencies against the U.S. dollar. Excluding the impact of foreign exchange, sales were up slightly to $30.2 million.

Gross margin in the second quarter of 2016 was 28.6% compared to 35.0% in the year-ago quarter. A portion of the decrease was due to a 250 basis point headwind from foreign currency. Excluding the impact of foreign exchange, gross margin was 31.1%. Gross margin was also negatively impacted by an unfavorable mix in lower margin products and additional costs associated with the continued ramp of Black Diamond’s recently repatriated manufacturing activities from Asia to the U.S.

Selling, general and administrative expenses in the second quarter of 2016 decreased 18% to $11.6 million compared to $14.1 million in the year-ago quarter. The decline was due to the Company’s realization of savings from its restructuring plan implemented in 2015 to realign resources within the organization, partially offset by certain transition costs that did not qualify as restructuring charges.

Net loss from continuing operations in the second quarter was $3.2 million or $(0.10) per diluted share, compared to a net loss from continuing operations of $3.8 million or $(0.12) per diluted share in the year-ago quarter. Net loss from continuing operations in the second quarter of 2016 included $1.7 million of non-cash items, $0.5 million in restructuring costs and $0.1 million in transaction costs, partially offset by a $2.0 million arbitral award related to certain claims against the former owner of PIEPS associated with the voluntary recall of the PIEPS VECTOR transceiver in 2013.

Adjusted net loss from continuing operations, which excludes these non-cash items as well as restructuring and transaction costs and the arbitral award, was $2.5 million or $(0.08) per diluted share in the second quarter of 2016, compared to an adjusted net loss from continuing operations before non-cash items of $2.2 million or $(0.07) per diluted share in the second quarter of 2015.

Adjusted EBITDA was $(2.3) million compared to $(1.9) million in the second quarter of 2015, primarily driven by the aforementioned reduction in sales and gross margin.

At June 30, 2016, cash and available-for-sale marketable securities totaled $98.4 million compared to $98.2 million at December 31, 2015. Total debt was $21.0 million compared to $20.1 million at December 31, 2015. Stockholders’ equity was $166.0 million or approximately $5.48 per share based on 30.3 million shares of common stock outstanding as of June 30, 2016.

During the second quarter, the Company repurchased 553,462 shares of its common stock for a total cost of approximately $2.3 million or $4.16 per share.

Management Commentary

“Our second quarter was highlighted by continued growth in our North American business and strength in our global direct-to-consumer channel,” said Mark Ritchie, Black Diamond Equipment’s brand president. “We also experienced low double-digit growth in our independent global distributor business, as markets like Japan and Korea have begun to replenish their inventory after a period of industry consolidation and other market headwinds.

“We continued to experience foreign exchange challenges, particularly with the Euro, which impacted both revenue and gross margin. In addition, despite record factory output levels in May and June, the manufacturing activities that we repatriated from China back to Salt Lake City continued to operate at higher costs, further impacting gross margin. We are actively engaged in activities designed to improve, manage and measure factory efficiencies and expect to achieve higher gross margin, lower overhead and reduced response time to our customers in 2017.”

Aaron Kuehne, the Company’s Chief Administrative Officer and CFO, commented: “We remain well positioned to redeploy our nearly $100 million in cash and marketable securities into assets potentially outside of outdoor equipment. We expect this strategy will drive optimal shareholder value.”

2016 Outlook

Black Diamond reaffirms its fiscal year 2016 sales expectation of approximately $145-$150 million compared to $155.3 million in 2015. On a constant currency basis, the Company expects sales of approximately $155-$160 million, or flat to up 3% compared to 2015. As a result of the higher costs due to the repatriation, the Company now expects gross margin in fiscal 2016 to be approximately 30.0% compared to 34.9% in 2015. On a constant currency basis, the Company now expects gross margin of approximately 33.5%.

Redeployment and Diversification Strategy

On November 9, 2015, Black Diamond announced that it has engaged Rothschild Inc. as a financial advisor to assist the Company in redeploying its significant cash balances. The Company expects to invest in high-quality, durable, cash flow-producing assets potentially unrelated to the outdoor industry in order to diversify its business and potentially monetize its substantial net operating losses. Black Diamond intends to focus its search primarily in the United States, while also evaluating international investment opportunities should it find such opportunities attractive.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $166 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Code. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2016 results.

Date: Monday, August 1, 2016

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-888-282-4591

International dial-in number: 1-719-457-2705

Conference ID: 1403584

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=120404 and via the investor relations section of the Company’s website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 16, 2016.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 1403584

About Black Diamond, Inc.

Black Diamond, Inc., through its ownership of Black Diamond Equipment, is a global leader in designing, manufacturing and marketing innovative active outdoor performance equipment and apparel for climbing, mountaineering, backpacking, skiing and a wide range of other year-round outdoor recreation activities. Our principal brands, Black Diamond® and PIEPS™, are iconic in the active outdoor and ski industries, and linked intrinsically with the modern history of these sports. Black Diamond Equipment is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, our products are created and tested on some of the best alpine peaks, slopes, crags, and trails in the world. These close connections to the Black Diamond Equipment lifestyle enhance the authenticity of our brands, inspire product innovation and strengthen customer loyalty. Black Diamond Equipment's products are sold in approximately 50 countries around the world. For additional information, please visit our corporate website at www.blackdiamond-inc.com, as well as www.blackdiamondequipment.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its reformation and growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its redeployment and diversification strategy; the Company’s ability to successfully redeploy its capital into diversifying assets or that any such redeployment will result in the Company’s future profitability; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Aaron Kuehne

CAO & CFO

Tel 1-801-993-1364

aaron.kuehne@bdel.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share amounts)

	June 30, 2016	December 31, 2015
Assets
Current assets
Cash	$88,268	$88,401
Marketable securities	10,101	9,824
Accounts receivable, less allowance for doubtful
accounts of $336 and $184, respectively	20,835	26,774
Inventories	46,828	51,496
Prepaid and other current assets	2,487	3,337
Income tax receivable	2,507	2,550
Total current assets	171,026	182,382

Property and equipment, net	11,070	10,790
Other intangible assets, net	10,449	10,934
Indefinite lived intangible assets	22,699	22,644
Other long-term assets	438	1,843
Total assets	$215,682	$228,593

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$19,027	$21,446
Income tax payable	596	-
Current portion of long-term debt	20,988	-
Total current liabilities	40,611	21,446

Long-term debt, net	-	20,133
Deferred income taxes	8,784	8,969
Other long-term liabilities	696	2,042
Total liabilities	50,091	52,590

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
32,888 and 32,884 issued and 30,294 and 31,203 outstanding, respectively	3	3
Additional paid in capital	483,849	483,698
Accumulated deficit	(306,352)	(299,168)
Treasury stock, at cost	(11,143)	(7,320)
Accumulated other comprehensive loss	(766)	(1,210)
Total stockholders' equity	165,591	176,003
Total liabilities and stockholders' equity	$215,682	$228,593

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2016	June 30, 2015

Sales
Domestic sales	$16,634	$16,484
International sales	12,508	13,569
Total sales	29,142	30,053

Cost of goods sold	20,797	19,538
Gross profit	8,345	10,515

Operating expenses
Selling, general and administrative	11,599	14,142
Restructuring charge	531	1,408
Transaction costs	133	243
Arbitration award	(1,967)	-

Total operating expenses	10,296	15,793

Operating loss	(1,951)	(5,278)

Other (expense) income
Interest expense, net	(709)	(682)
Other, net	(32)	127

Total other expense, net	(741)	(555)

Loss from continuing operations before income tax	(2,692)	(5,833)
Income tax expense (benefit)	479	(1,993)
Loss from continuing operations	(3,171)	(3,840)

Discontinued operations, net of tax	-	(1,607)

Net loss	$(3,171)	$(5,447)

Loss from continuing operations per share:
Basic	$(0.10)	$(0.12)
Diluted	(0.10)	(0.12)

Net loss per share:
Basic	$(0.10)	$(0.17)
Diluted	(0.10)	(0.17)

Weighted average shares outstanding:
Basic	30,617	32,723
Diluted	30,617	32,723

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Six Months Ended
	June 30, 2016	June 30, 2015

Sales
Domestic sales	$36,251	$34,807
International sales	31,098	37,127
Total sales	67,349	71,934

Cost of goods sold	48,050	46,598
Gross profit	19,299	25,336

Operating expenses
Selling, general and administrative	25,828	29,227
Restructuring charge	993	1,876
Transaction costs	269	407
Arbitration award	(1,967)	-

Total operating expenses	25,123	31,510

Operating loss	(5,824)	(6,174)

Other (expense) income
Interest expense, net	(1,423)	(1,368)
Other, net	404	(350)

Total other expense, net	(1,019)	(1,718)

Loss from continuing operations before income tax	(6,843)	(7,892)
Income tax expense (benefit)	341	(2,307)
Loss from continuing operations	(7,184)	(5,585)

Discontinued operations, net of tax	-	(1,537)

Net loss	$(7,184)	$(7,122)

Loss from continuing operations per share:
Basic	$(0.23)	$(0.17)
Diluted	(0.23)	(0.17)

Net loss per share:
Basic	$(0.23)	$(0.22)
Diluted	(0.23)	(0.22)

Weighted average shares outstanding:
Basic	30,758	32,714
Diluted	30,758	32,714

BLACK DIAMOND, INC.
RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH
ITEMS, ADJUSTED NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE
(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	June 30, 2016	Share	June 30, 2015	Share

Net loss from continuing operations	$(3,171)	$(0.10)	$(3,840)	$(0.12)

Amortization of intangibles	270	0.01	327	0.01
Depreciation	558	0.02	828	0.03
Accretion of note discount	452	0.01	378	0.01
Stock-based compensation	115	0.00	531	0.02
Gain from removal of accumulated translation adjustment	117	0.00	-	-
Income tax expense (benefit)	479	0.02	(1,993)	(0.06)
Cash received (paid) for income taxes	27	0.00	(25)	(0.00)

Net loss from continuing operations before non-cash items	$(1,153)	$(0.04)	$(3,794)	$(0.12)

Restructuring charge	531	0.02	1,408	0.04
Transaction costs	133	0.00	243	0.01
Arbitration award	(1,967)	(0.06)	-	-
State cash taxes on adjustments	(19)	(0.00)	(58)	(0.00)
AMT cash taxes on adjustments	(13)	(0.00)	(32)	(0.00)

Adjusted net loss from continuing operations before non-cash items	$(2,488)	$(0.08)	$(2,233)	$(0.07)

BLACK DIAMOND, INC.
RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH
ITEMS, ADJUSTED NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE
(In thousands, except per share amounts)

	Six Months Ended
		Per Diluted		Per Diluted
	June 30, 2016	Share	June 30, 2015	Share

Net loss from continuing operations	$(7,184)	$(0.23)	$(5,585)	$(0.17)

Amortization of intangibles	539	0.02	658	0.02
Depreciation	1,176	0.04	1,607	0.05
Accretion of note discount	889	0.03	742	0.02
Stock-based compensation	151	0.00	902	0.03
Gain from removal of accumulated translation adjustment	95	0.00	-	-
Income tax expense (benefit)	341	0.01	(2,307)	(0.07)
Cash received (paid) for income taxes	43	0.00	(274)	(0.01)

Net loss from continuing operations before non-cash items	$(3,950)	$(0.13)	$(4,257)	$(0.13)

Restructuring charge	993	0.03	1,876	0.06
Transaction costs	269	0.01	407	0.01
Arbitration award	(1,967)	(0.06)	-	-
State cash taxes on adjustments	(36)	(0.00)	(80)	(0.00)
AMT cash taxes on adjustments	(25)	(0.00)	(44)	(0.00)

Adjusted net loss from continuing operations before non-cash items	$(4,716)	$(0.15)	$(2,098)	$(0.06)

BLACK DIAMOND, INC.
RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(In thousands)

	Three Months Ended
	June 30, 2016	June 30, 2015

Net loss from continuing operations	$(3,171)	$(3,840)

Income tax expense (benefit)	479	(1,993)
Other, net	32	(127)
Interest expense, net	709	682

Operating loss	(1,951)	(5,278)

Depreciation	558	828
Amortization of intangibles	270	327

EBITDA	$(1,123)	$(4,123)

Restructuring charge	531	1,408
Transaction costs	133	243
Arbitration award	(1,967)	-
Stock-based compensation	115	531

Adjusted EBITDA	$(2,311)	$(1,941)

BLACK DIAMOND, INC.
RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA
(In thousands)

	Six Months Ended
	June 30, 2016	June 30, 2015

Net loss from continuing operations	$(7,184)	$(5,585)

Income tax expense (benefit)	341	(2,307)
Other, net	(404)	350
Interest expense, net	1,423	1,368

Operating loss	(5,824)	(6,174)

Depreciation	1,176	1,607
Amortization of intangibles	539	658

EBITDA	$(4,109)	$(3,909)

Restructuring charge	993	1,876
Transaction costs	269	407
Arbitration award	(1,967)	-
Stock-based compensation	151	902

Adjusted EBITDA	$(4,663)	$(724)

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